SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

February 23, 2004

Date of Report (Date of earliest event reported)

TARANTELLA, INC.

(Exact name of registrant as specified in its charter)

California	000-21484	94-2549086
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

425 Encinal Street

Santa Cruz, California 95060

(Address of principal executive offices)

(831) 427-7222

(Registrant’s telephone number, including area code)

Item 5.	Other Events and Regulation FD Disclosure

On February 23, 2004, Tarantella, Inc. issued a press release announcing that the Company has entered into two Purchase Agreements dated February 19, 2004, by and among Tarantella, Inc. and certain investors named therein (the “Agreements”). Pursuant to the Agreements, investors purchased 11,678,580 shares of the Company’s common stock at a purchase price of $1.40 per share. The transactions contemplated in the Agreements closed on February 23, 2004.

The Agreements also include accompanying warrants to purchase up to an aggregate of 2,335,714 shares (twenty percent warrant coverage) at a price of $1.70 per share. The warrants are exercisable within five years.

Further, the Company has an obligation to file a registration statement for the registration of the shares and warrants.

The foregoing description of the Agreements and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Agreements, the forms of warrant, and the Registration Rights Agreements, copies of which are filed as exhibits hereto.

In addition, the Company announced additions to its management team.

The full text of the press release is attached hereto as Exhibit 99.1.

Item 7.	Financial Statements and Exhibits.

99.1	Press release dated February 23, 2004

99.2	Purchase Agreement with certain investors

99.3	Purchase Agreement with entities affiliated with Special Situations Technology Funds

99.4	Registration Rights Agreement with certain investors

99.5	Registration Rights Agreement with entities affiliated with Special Situations Technology Funds

99.6	Form of Warrant with certain investors

99.7	Form of Warrant with entities affiliated with Special Situations Technology Funds

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARANTELLA, INC.

Date:	March 2, 2004	By:	/s/ John M. Greeley

John M. Greeley Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated February 23, 2004

99.2	Purchase Agreement with certain investors

99.3	Purchase Agreement with entities affiliated with Special Situations Technology Funds

99.4	Registration Rights Agreement with certain investors

99.5	Registration Rights Agreement with entities affiliated with Special Situations Technology Funds

99.6	Form of Warrant with certain investors

99.7	Form of Warrant with entities affiliated with Special Situations Technology Funds